Exhibit 5.1

[Goodwin Procter LLP Letterhead]

May 17, 2023

Boston Properties, Inc.

Prudential Center

800 Boylston Street, Suite 1900

Boston, MA 02199

Re: Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-272012) (as amended or supplemented, the “Registration Statement”) filed on May 17, 2023 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of securities of the types specified therein by Boston Properties, Inc., a Delaware corporation (the “Company”), or Boston Properties Limited Partnership, a Delaware limited partnership and the Company’s operating partnership subsidiary (the “Operating Partnership”). The Registration Statement became effective upon filing with the Commission on May 17, 2023.

Reference is made to our opinion letter dated May 17, 2023 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on May 17, 2023 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $600,000,000 of shares (the “Total Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to (i) the Sales Agency Financing Agreements, dated as of May 17, 2023, listed on Schedule I hereto (collectively, the “Sales Agency Financing Agreements”) and (ii) the Master Forward Confirmations, dated as of May 17, 2023, listed on Schedule I hereto (collectively, the “Master Forward Confirmations”). Pursuant to the Sales Agency Financing Agreements, the Total Shares may include (i) shares of Common Stock sold by the Company through the sales agents (the “Issuance Shares”) and (ii) shares of Common Stock borrowed by the forward purchasers (or their affiliates) from third parties (the “Borrowed Shares”) and sold by the forward sellers pursuant to one or more forward transactions by the Company (each, a “Forward” and, collectively, the “Forwards”). The Forwards are to be governed by the terms of the Master Forward Confirmations and related supplemental confirmations entered into for each Forward in accordance with the terms of the Sales Agency Financing Agreements pursuant to which the forward purchasers will agree to purchase from the Company (subject to the Company’s right to elect cash settlement or net share settlement), a number of shares of Common Stock equal to the number of Borrowed Shares sold by the forward sellers pursuant to the Sales Agency Financing Agreements (the “Forward Settlement Shares” and, together with the Issuance Shares, the “Shares”), subject to adjustment as set forth therein, for a purchase price equal to the price at which the Borrowed Shares were sold by the forward sellers, less certain commissions and subject to certain adjustments set forth therein.

Boston Properties, Inc.

May 17, 2023

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that the Issuance Shares and the Borrowed Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors or a duly authorized committee thereof prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the aggregate of (i) the maximum number of then unissued Issuance Shares that may be issued for the Minimum Price plus (ii) the number of Forward Settlement Shares subject to the Forwards that have not then settled.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with a Sales Agency Financing Agreement and/or a Master Forward Confirmation (and a related, duly authorized supplemental confirmation), as applicable, and in exchange for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors or a duly authorized committee thereof (or in net share settlement of a Master Forward Confirmation (and a related, duly authorized supplemental confirmation)), will be validly issued, fully paid and nonassessable.

This supplemental opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated May 17, 2023 which is incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

Schedule I

Sales Agency Financing Agreements:

1.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and BofA Securities, Inc., as sales agent and as forward seller, and Bank of America, N.A., as forward purchaser.

2.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and BNY Mellon Capital Markets, LLC, as sales agent and as forward seller, and The Bank of New York Mellon, as forward purchaser.

3.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and BTIG, LLC, as sales agent, Nomura Securities, Inc., as forward seller, and Nomura Global Financial Products, Inc., as forward purchaser.

4.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Citigroup Global Markets Inc., as sales agent and as forward seller, and Citibank, N.A., as forward purchaser.

5.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Deutsche Bank Securities Inc., as sales agent and as forward seller, and Deutsche Bank AG, London Branch, as forward purchaser.

6.	Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Jefferies LLC, as sales agent, forward seller and forward purchaser.

7.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and J.P. Morgan Securities LLC, as sales agent and as forward seller, and JPMorgan Chase Bank, National Association, as forward purchaser.

8.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Mizuho Securities USA LLC, as sales agent and as forward seller, and Mizuho Markets Americas LLC, as forward purchaser.

9.	Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Morgan Stanley & Co. LLC, as sales agent, forward seller and forward purchaser.

10.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Scotia Capital (USA) Inc., as sales agent and as forward seller, and The Bank of Nova Scotia, as forward purchaser.

11.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and TD Securities (USA) LLC, as sales agent and as forward seller, and The Toronto-Dominion Bank, as forward purchaser.

12.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Truist Securities, Inc., as sales agent and as forward seller, and Truist Bank, as forward purchaser.

13.

Sales Agency Financing Agreement, dated as of May 17, 2023, among the Company, the Operating Partnership and Wells Fargo Securities, LLC, as sales agent and as forward seller, and Wells Fargo Bank, National Association, as forward purchaser.

Master Forward Confirmations:

1.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Bank of America, N.A.

2.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Citibank, N.A.

3.	Master Forward Confirmation, dated as of May 17, 2023, among the Company, Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch.

4.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Jefferies LLC.

5.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and JPMorgan Chase Bank, National Association.

6.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Mizuho Markets Americas LLC.

7.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Morgan Stanley & Co. LLC.

8.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Nomura Global Financial Products, Inc.

9.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and The Bank of New York Mellon.

10.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and The Bank of Nova Scotia.

11.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and The Toronto-Dominion Bank.

12.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Truist Bank.

13.	Master Forward Confirmation, dated as of May 17, 2023, between the Company and Wells Fargo Bank, National Association.

Schedule I - 2